UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.REGULATION FD DISCLOSURE

On October 31, 2023, Zynex, Inc. (the “Company” or “Zynex”) issued a press release (the “Press Release”) announcing that its Board of Directors (the “Board”) has initiated a process to evaluate potential strategic alternatives to maximize shareholder value. As part of the process, the Board will evaluate, together with its advisors, a range of potential strategic alternatives which may include, any take private offers, a sale, merger or other business combination, a divestiture, a recapitalization, or other strategic transactions, or continuing to operate as a public, independent company.

The Company does not intent, assume any obligation, or promise to publicly update or revise any information respecting this strategic review process.

The Board has retained Cantor Fitzgerald & Co. as its financial advisor, and Goodwin Procter LLP as its legal advisor to assist with this review process.

The Press Release is attached hereto and furnished herewith as Exhibit 99.1 and is incorporate by reference into this Current Report. The description of this strategic review process in this Current Report is qualified in its entirety by the attached Press Release.

Forward-Looking Statements

This Current Report (including the attached Press Release) contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements include, but are not limited to, implied and express statements relating to Zynex conducting a review of strategic alternatives; the strategic alternatives that may be available to Zynex or our ability to consummate any strategic alternative; the impact on our business or stock price from our review of strategic alternatives; our results of operations and the plans, strategies and objectives for future operations; the timing and scope of a process to explore strategic alternatives; and other similar statements.

Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this Current Report are only predictions and are subject to a number of risks, uncertainties and assumptions, including, but are not limited to: volatility and uncertainty in the capital markets for medical technology companies; availability of suitable parties with which to conduct a potential strategic transactions; whether Zynex will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms; the structure and scope of the strategic alternative review process; whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of Zynex to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of Zynex’s management, the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; any unfavorable economic conditions could have an adverse effect on our business; our ability to successfully market and sell our products and services; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission. These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statements contained in this Current Report represent Zynex’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
99.1	Zynex, Inc. Press Release dated October 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2023	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer